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CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
31-MAR-01                                   THREE MONTHS ENDED MARCH 31, 2001


BASIC EARNINGS PER SHARE:                                   Net Shares    Total     Grant/Purch.        Days
                                                               Added      Shares        Date        Outstanding
                                                               -----      ------        ----        -----------
Beginning balance                                                       7,926,971     01/01/00              91

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period                       45,730     01/01/98              91

Stock issued during the quarter:
None

---------------------------------------------------------
End of period                                                           7,926,971
Days Outstanding from Beginning of Period
---------------------------------------------------------


Net Loss
---------------------------------------------------------

Net Loss per Share:  Diluted and Basic
=========================================================


                                                                 Diluted         Basic
BASIC EARNINGS PER SHARE:                                        Weighted       Weighted
                                                                  Shares         Shares
                                                                  ------         ------
Beginning balance                                              721,354,361    721,354,361

Grant/Exercise of stock options and purchase warrants:
Assumed issued and outstanding - beginning of period             4,161,430              -
                                                                         -              -
Stock issued during the quarter:
None

---------------------------------------------------------      -----------    -----------
End of period                                                  725,515,791    721,354,361
Days Outstanding from Beginning of Period                               91             91
---------------------------------------------------------      -----------    -----------
                                                                 7,972,701      7,926,971

Net Loss                                                        (1,324,274)    (1,324,274)
---------------------------------------------------------      -----------    -----------

Net Loss per Share:  Diluted and Basic                               (0.17)         (0.17)
=========================================================      ===========    ===========


                                   Exhibit 11                             Page 1